Exhibit j Under Form N-1A
                                             Exhibit 23 Under Item 601/Reg S-K




INDEPENDENT AUDITORS' CONSENT




We consent to the use in this Post-Effective Amendment No. 31 to Registration Statement No. 33-43472 on Form N-1A of our reports dated January 7, 2003 relating to the financial statements of Federated Fixed Income Securities, Inc. (comprised of the following funds: Federated Limited Term Fund, Federated Limited Term Municipal Fund, and Federated Strategic Income Fund) for the year ended November 30, 2002, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.




Deloitte & Touche LLP

Boston, Massachusetts
January 28, 2003